                                     EXHIBIT 11.1

                           VISTA MEDICAL TECHNOLOGIES, INC.

                      STATEMENT RE-COMPUTATION OF PER SHARE DATA
                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                         FISCAL YEARS ENDING DECEMBER 31
                                     -------------------------------------
                                         1995         1996        1997
                                     -----------  -----------   -----------
Net income (loss)                    $   (3,274)  $   (7,439)   $  (16,877)
                                     ----------   ----------    ----------
                                     ----------   ----------    ----------
Average common shares outstanding            37          201         6,731
Effect of assumed conversion of
  preferred stock from date of
  issuance                                2,645        6,836         4,340
                                     ----------   ----------    ----------
Shares used in Basic per share
  computations                            2,682        7,037        11,072
                                     ----------   ----------    ----------
                                     ----------   ----------    ----------
Net income (loss) per share - Basic  $    (1.22)  $    (1.06)   $    (1.52)
                                     ----------   ----------    ----------
                                     ----------   ----------    ----------

Net effect of dilutive common share
  equivalents based on the treasury
  stock method                               --           --          --
Shares used in Diluted per share
  computations                            2,682        7,037        11,072
                                     ----------   ----------    ----------
                                     ----------   ----------    ----------
Net income (loss) per
  share - Diluted                    $    (1.22)  $    (1.06)   $    (1.52)
                                     ----------   ----------    ----------
                                     ----------   ----------    ----------